                                                                  EXHIBIT 10.19

                                                                 FINANCIAL LEASE

LEASE SCHEDULE NO.   1000035355

LESSOR: BANC ONE LEASING CORPORATION

LESSEE: Bioanalytical Systems, Inc.

1. GENERAL. Reference is made to the Master Lease Agreement dated as of 11/9/94 as amended from time to time ("Master Lease"), between the above Lessee and Lessor. This Lease Schedule is signed and delivered under the Master Lease. Unless otherwise defined herein, capitalized terms defined in the Master Lease will have the same meaning when used in this Schedule.

2. FINANCING. Lessor finances for Lessee, and Lessee finances with Lessor, all of the property ("Equipment") described below:


         Quantity:      Description (New Unless specified as Used)   Amount Financed
         See Attached Schedule A-1                                                 Equip. Cost            422,250.00
                                                                                   Filing Fee                 200.00


                                                                                   TOTAL                $ 422,450.00


  3. FINANCING TERM AND INSTALLMENT PAYMENTS. The Lease Term for the Equipment begins on the earlier of the Acceptance Date or the Commencement Date and continues for the Number of months after the Commencement Date as stated in the Lease Term box below. The Acceptance Date is the date that Lessor accepts this Schedule as stated below Lessor's signature. The Commencement Date is the [ ] 1st [ ] 15th day of the month in which the Acceptance Date occurs.

              Lease Term                      Number of Payments             Installment Payments (excluding taxes)

                  60                                  60
                                                                                        8,542.02
                Months

PAYMENT DUE DATES: On the Commencement Date and on the same day of each Month thereafter until paid in full. Total Advance Payment of $8,542.02 to be applied as follows:

$                         Security Deposit                  $8,542.02                    First and Last 0 Payment(s)

$                         Set-up/Filing/Search Fees         $                            Other (Specify)

Lessee shall pay to Lessor all amounts stated above on the dates stated above, except that the Total Advance Payment is due on the Commencement Date. There shall be added to each installment payment all applicable Taxes as in effect from time to time.

  4. SECURITY INTEREST. This Schedule is not intended to be a true lease, but is intended to be a secured debt financing transaction. As collateral security for payment and performance of all Secured Obligations (as defined in Paragraph A on the reverse side of this Schedule)and to induce Lessor to extend credit from time to time to Lessee (under the Lessor otherwise), Lessee hereby grants to Lessor a first priority security interest in all of Lessee's right, title and interest in the Equipment, whether now existing or hereafter acquired, and in all Proceeds (as defined in Paragraph A on the reserve side of this Schedule). Lessee represents, warrants and agrees that Lessee currently is the lawful owner of the Equipment and that good and marketable title to the Equipment shall remain with Lessee at all times.
Lessee represents, warrants and agrees: that Lessee has granted to Lessor a first priority security interest in the Equipment and all Proceeds; and that the Equipment and all Proceeds are, and at all times shall be, free and clear of any Liens other than Lessor's security interest therein. Lessee at its sole expense will protect and defend Lessor's first priority security interest in the Equipment against all claims and demands whatsoever.

  5.            LESSEE'S ASSURANCES.  Lessee irrevocably and unconditionally:
(a) reaffirms all of the terms and conditions of the Master Lease and agrees that the Master Lease remains in full force and effect; (b) agrees that the Equipment is and will be used at all times solely for commercial purposes, and not for personal, family or household purposes; and (c) incorporates all of the terms and conditions of the Master Lease as if fully set forth in this Schedule.

  6. PURCHASE ORDERS AND ACCEPTANCE OF EQUIPMENT. Lessee agrees that (i) Lessor has not selected, manufactured, sold or supplied any of the Equipment, (ii) Lessee has selected all of the Equipment and its suppliers; and
(iii) Lessee has received a copy of, and approved, the purchase orders or purchase contracts for the Equipment. AS BETWEEN LESSEE AND LESSOR, LESSEE AGREES THAT: (A) LESSEE HAS RECEIVED, INSPECTED AND APPROVED ALL OF THE EQUIPMENT; (B) ALL EQUIPMENT IS IN GOOD WORKING ORDER AND COMPLIES WITH ALL PURCHASE ORDERS OR CONTRACTS AND ALL APPLICABLE SPECIFICATIONS; (C) LESSEE IRREVOCABLY ACCEPTS ALL EQUIPMENT FOR PURPOSES OF THE LEASE "AS-IS, WHERE-IS" WITH ALL FAULTS; AND (D) LESSEE UNCONDITIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO REVOKE ITS ACCEPTANCE OF THE EQUIPMENT.

  7.            MISCELLANEOUS:.




LESSEE HAS READ AND UNDERSTOOD ALL OF THE TERMS OF THIS SCHEDULE. LESSEE AGREES THAT THERE ARE NO ORAL OR UNWRITTEN AGREEMENTS WITH LESSOR REGARDING THE EQUIPMENT OR THIS SCHEDULE. THIS SCHEDULE IS EXPRESSLY SUBJECT TO THE TERMS AND CONDITIONS ON THE REVERSE SIDE OF THIS SCHEDULE.


Accepted by:                                                BIOANALYTICAL SYSTEMS, INC.
BANC ONE LEASING CORPORATION                                (Name of Lessee)

By: Illegible                                               By: /s/ PETER T. KISSINGER

Title: AVP                                                  Title: PRESIDENT

Acceptance Date: 11/15/94                                   Witness Signature: Illegible

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                        ADDITIONAL TERMS AND CONDITIONS

         The following terms and conditions are expressly made a part of and incorporated in the Schedule on the front side hereof.

         A. CERTAIN DEFINITIONS. "Second Obligations" means (i) all payments and other obligations of Lessee under or in connection with this Schedule, and
(ii) all payments and other obligations of Lessee (whether now existing or hereafter incurred) under or in connection with the Master Lease and all present and future Lease Schedules thereto, and (iii) all other leases, indebtedness, liabilities and/or obligations of any kind (whether now existing or hereafter incurred, absolute or continent, direct or indirect) of Lessee to Lessor or to any affiliate of either Lessor or Banc One Corporation. "Proceeds" means all cash and non-cash proceeds of the Equipment including, without limitation, insurance proceeds and warranty proceeds.

         B. AMENDMENTS TO MASTER LEASE.   FOR PURPOSES OF THIS SCHEDULE ONLY,
Lessee and Lessor agree to amend the Master Lease as follows: (i) public liability or property insurance as described in the second sentence of Section 8 will not be required; (ii) the definition of "Stipulated Loss Value" in clause
(b) of Section 9 is deleted and replaced by Paragraph C below of this Schedule;
(iii) the text of Section 10 is deleted in its entirety; (iv) Subsections 23(a) and 23(c) are deleted; (v) Subsection 23(b) and the last sentence of Section 4 will apply only if an event of default occurs; and (vi) all references in the Lease as it relates to this Schedule to "Lessee" and "Lessor" shall be amended to "Borrower" and "Lender" respectively.

         C. STIPULATED LOSS VALUE. FOR PURPOSES OF THIS SCHEDULE ONLY, the "Stipulated Loss Value" of any item of Equipment during its Lease Term equals the aggregate of the following as of the date specified by Lessor; (i) all accrued and unpaid interest, late charges and other amounts due under this Schedule and the Master Lease to the extent it relates to this Schedule as of such specified date, plus (ii) the remaining principal balance due and payable by Lessee under this Schedule as of such specified date, plus (iii) interest on the total described in the foregoing clauses (i) and (ii) at the Overdue Rate commencing with the specified date; provided, that the foregoing calculation shall not exceed the maximum amount which may be collected by Lessor from Lessee under applicable law in connection with enforcement of Lessor's rights under this Schedule and the Master Lease to the extent it relates to this Schedule.

         D. CONDITIONS. No lease of Equipment under this Schedule shall be binding on Lessor unless: (a) Lessor has received evidence of all required insurance; (b) in Lessor's sole judgment, there has been no material adverse change in the financial condition or business of Lessee or any guarantor; (c) Lessee has signed and delivered to Lessor this Schedule, which must be satisfactory to Lessor, and Lessor has signed and accepted this Schedule ;(d) Lessor has received, in form and substance satisfactory to Lessor, such other documents and information as Lessor shall reasonably request; and (e) Lessee has satisfied all other reasonable conditions established by Lessor.

         E. OTHER DOCUMENTS: EXPENSES. Lessee agrees to sign and deliver to Lessor any additional documents deemed desirable by Lessor to effect the terms of the Master Lease or this Schedule including, without limitation, Uniform Commercial Code financing statements which Lessor is authorized to file with the appropriate filing officers. Lessee hereby irrevocably appoints Lessor as Lessee's attorney-in-fact with full power and authority in the place of Lessee and in the name of Lessee to prepare, sign, amend, file or record any Uniform Commercial Code financing statements or other documents deemed desirable by Lessor to perfect, establish or give notice of Lessor's security interest in the Equipment or in any other collateral as to which Lessee has granted Lessor a security interest. Lessee shall pay upon Lessor's written request any actual out-of-pocket costs and expenses paid or incurred by Lessor in connection with the above terms of this section or the funding and closing of this Schedule.

         F. SECURITY DEPOSIT. As collateral for Lessee's obligations under the Lease, Lessee hereby grants to Lessor a security interest in the sums specified in this Schedule as a "Security Deposit". As its option, Lessor may apply all or any part of said Security Deposit to cure any default of Lessee under the Lease. If upon final termination of this Schedule, Lessee has fulfilled all of the terms and conditions hereof, then Lessor shall pay to Lessee any remaining balance of the Security Deposit for this Schedule, without interest.

         G. REPRESENTATIONS AND WARRANTIES. Lessee represents and warrants that: (a) Lessee is a corporation, partnership or proprietorship duly organized, validly existing and in good standing under the laws of the state of its organization and is qualified to do business and is in good standing under the laws of each other state in which the Equipment is or will be located; (b) Lessee has full power, authority and legal right to sign, deliver and perform the Master Lease, this Schedule and all related documents and such actions have been duly authorized by all necessary corporate, partnership or proprietorship action; and (c) the Master Lease, this Schedule and each related document has been duly signed and delivered by Lessee and each such document constitutes a legal, valid and binding obligation of Lessee enforceable in accordance with its terms.

         H. LESSEE TO PAY ALL TAXES. FOR PURPOSES OF THIS SCHEDULE AND ITS EQUIPMENT ONLY: Lessee shall pay any and all Taxes relating to this Schedule and its Equipment directly to the applicable taxing authority; Lessee shall prepare and file all reports or returns concerning any such Taxes as may be required by applicable law or regulation (provided, that Lessor shall not be identified as the owner of the Equipment in such reports or returns); and Lessee shall, upon Lessor's request, send Lessor evidence of payment of such Taxes and copies of any such reports or returns.

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